EXHIBITS 21.1

                           SUBSIDIARIES OF REGISTRANT

            NAME OF SUBSIDIARY                       STATE OF INCORPORATION
 -----------------------------------------      --------------------------------
       Valley Systems of Ohio, Inc.                           Ohio






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